--------------------------------------------------------------------------------
MORGAN STANLEY                                                September 24, 2007
Securitized Products Group    [Morgan Stanley logo]

--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,376,624,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-HE7

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                September 24, 2007
Securitized Products Group    [Morgan Stanley logo]

--------------------------------------------------------------------------------

                          Approximately $1,376,624,000
                Morgan Stanley ABS Capital I Inc. Series 2007-HE7

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
             Master Servicer, Securities Administrator and Servicer

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                     Wells Fargo Bank, National Association
                                    Servicers

                             Transaction Highlights
                             ----------------------

----------------------------------------------------------------------------------------------------------
                         Original                                          Modified
                           Class                           Avg Life       Duration to
Offered                 Certificate   Expected Ratings    to Call(1)/     Call(1)(3)/   Payment Window to
Classes   Description   Balance(4)    (S&P / Moody's)       Mty(2)        Mty (2)(3)     Call(1) / Mty(2)
----------------------------------------------------------------------------------------------------------
  A-1       Floater     670,205,000      AAA / Aaa                       Not Offered Hereby
 A-2A       Floater     181,345,000      AAA / Aaa                       Not Offered Hereby
 A-2B       Floater      52,485,000      AAA / Aaa                       Not Offered Hereby
 A-2C       Floater      45,710,000      AAA / Aaa                       Not Offered Hereby
  M-1       Floater      24,192,000      AA+ / Aa1       7.41 / 11.13   5.63 / 7.42    89 - 89 / 104 - 193
  M-2       Floater     135,790,000       AA / Aa2        6.23 / 6.86   4.90 / 5.21     54 - 89 / 54 - 191
  M-3       Floater      24,192,000       A+ / A1         5.40 / 5.97   4.35 / 4.63     52 - 89 / 52 - 181
  M-4       Floater      99,111,000        A / A2         5.21 / 5.77   4.21 / 4.49     45 - 89 / 45 - 179
  M-5       Floater      36,679,000       A- / A3         5.08 / 5.63   4.12 / 4.39     43 - 89 / 43 - 169
  B-1       Floater      31,996,000     BBB+ / Baa1       5.04 / 5.58   4.05 / 4.32     42 - 89 / 42 - 165
  B-2       Floater      36,679,000      BBB / Baa2       5.01 / 5.53   4.03 / 4.29     41 - 89 / 41 - 160
  B-3       Floater      38,240,000     BBB- / Baa3       4.98 / 5.49   4.01 / 4.27     40 - 89 / 40 - 155
----------------------------------------------------------------------------------------------------------


-------------------------------------

             Initial
Offered   Subordination
Classes       Level        Benchmark
-------------------------------------
  A-1         39.15%      1 Mo. LIBOR
 A-2A         39.15%      1 Mo. LIBOR
 A-2B         39.15%      1 Mo. LIBOR
 A-2C         39.15%      1 Mo. LIBOR
  M-1         37.60%      1 Mo. LIBOR
  M-2         28.90%      1 Mo. LIBOR
  M-3         27.35%      1 Mo. LIBOR
  M-4         21.00%      1 Mo. LIBOR
  M-5         18.65%      1 Mo. LIBOR
  B-1         16.60%      1 Mo. LIBOR
  B-2         14.25%      1 Mo. LIBOR
  B-3         11.80%      1 Mo. LIBOR
-------------------------------------

Notes:      (1)   Certificates are priced to the 10% Optional Clean-up Call.
-----       (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 10%. Class sizes are also subject to change based upon the final pool and rating agency evaluation ofsubordination and overcollateralization levels and excess spread.

Issuing Entity:                  Morgan Stanley ABS Capital I Inc. Trust
                                 2007-HE7.

Depositor:                       Morgan Stanley ABS Capital I Inc.

Original Loan Sellers:           NC Capital Corporation. (63.28%), Accredited
                                 Home Lenders (15.35%), First NLC (14.37%),
                                 Decision One Mortgage Company, LLC (6.95%) and
                                 Other (0.05%).

Master Servicer:                 Wells Fargo Bank, National Association.

Servicers:                       Saxon Mortgage Services, Inc. (88.90%),
                                 Countrywide Home Loans Servicing LP (11.04%) and Wells Fargo Bank, National Association
                                 (0.06%).

Swap Provider and Cap Provider:  Morgan Stanley Capital Services Inc.

Trustee:                         Deutsche Bank National Trust Company.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 2
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Securities and Swap              Wells Fargo Bank, National Association.
Administrator:

Lead Managers:                   Morgan Stanley & Co. Incorporated.

Rating Agencies:                 Standard & Poor's Ratings Service, and Moody's
                                 Investors Service, Inc.

Offered Certificates:            The Class A-1, A-2A, A-2B, A-2C, M-1, M-2, M-3,
                                 M-4, M-5, B-1, B-2 and B-3 Certificates.

Class A Certificates:            The Class A-1, A-2A, A-2B and A-2C
                                 Certificates.

Group I Class A Certificates:    The Class A-1 Certificates.

Group II Class A Certificates:   The Class A-2A, Class A-2B and Class A-2C
                                 Certificates.

Class A Certificate Group:       The Group I Class A Certificates and Group II
                                 Class A Certificates, as applicable.

Expected Closing Date:           September 28, 2007 through DTC and Euroclear or
                                 Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                    September 1, 2007.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning October 25, 2007.

Final Scheduled Distribution     For all Offered Certificates, the Distribution
Date:                            Date occurring in July 2037.

Minimum Denomination:            The Offered Certificates will be issued and
                                 available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                      For any Distribution Date, the period
                                 commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:         The interest accrual period for the Offered
                                 Certificates with respect to any Distribution
                                 Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                 Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:              The trust will consist of approximately
                                 $1,560.8 million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:          Approximately $1,101.4 million of Mortgage
                                 Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie
                                 Mae and Freddie Mac.

Group II Mortgage Loans:         Approximately $459.4 million of Mortgage Loans
                                 with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:        o Fixed Rate Mortgage Loans: CPR starting at
                                 approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                 o ARM Mortgage Loans: 28% CPR

Credit Enhancement:              The Offered Certificates are credit enhanced
                                 by:

                                 1)    Net monthly excess cashflow from the
                                       Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
                                 2)    11.80% overcollateralization (funded
                                       upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 23.60% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and

                                 3)    Subordination of distributions on the
                                       more subordinate classes of certificates
                                       (if applicable) to the required
                                       distributions on the more senior classes of certificates.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 3
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Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate Class
                                 Certificate Balance of the subordinate
                                 certificates (together with any
                                 overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution
                                 Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                   The later to occur of:

                                 (x)   The earlier of:
                                       (a)   The Distribution Date occurring in
                                             October 2010; and
                                       (b)   The Distribution Date following the
                                             Distribution Date on which the
                                             aggregate balance of the Class A
                                             Certificates is reduced to zero;
                                             and
                                 (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 78.30%.

Trigger Event:                   Either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event.

Delinquency Trigger Event:       A Delinquency Trigger Event is in effect on any
                                 Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including
                                 Mortgage Loans in foreclosure and Mortgage
                                 Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                 Class A Certificates remain outstanding   20.43% of the Senior Enhancement Percentage

                                 On and after Class A pays off             21.27% of the Class M-1 Enhancement Percentage

                                 On and after Class M-1 pays off           27.68% of the Class M-2 Enhancement Percentage

                                 On and after Class M-2 pays off           29.25% of the Class M-3 Enhancement Percentage

                                 On and after Class M-3 pays off           38.09% of the Class M-4 Enhancement Percentage

Cumulative Loss Trigger Event:   A Cumulative Loss Trigger Event is in effect on
                                 any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off
                                 Date through the last day of the related
                                 Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

                                 Months 25-36          2.800% for the first month, plus an additional 1/12th of 3.500% for each month thereafter (e.g., 4.550% in Month 31)
                                 Months 37-48          6.300% for the first month, plus an additional 1/12th of 3.700% for each month thereafter (e.g., 8.150% in Month 43)
                                 Months 49-60          10.000% for the first month, plus an additional 1/12th of 2.950% for each month thereafter (e.g., 11.475% in Month 55)
                                 Months 61-72          12.950% for the first month, plus an additional 1/12th of 1.650% for each month thereafter (e.g., 13.775% in Month 67)
                                 Months 73-84          14.600% for the first month, plus an additional 1/12th of 0.200% for each month thereafter (e.g., 14.700% in Month 79)
                                 Month 85-thereafter   14.800%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Initial Subordination            Class A:     39.15%
Percentage:                      Class M-1:   37.60%
                                 Class M-2:   28.90%
                                 Class M-3:   27.35%
                                 Class M-4:   21.00%
                                 Class M-5:   18.65%
                                 Class B-1:   16.60%
                                 Class B-2:   14.25%
                                 Class B-3:   11.80%

Optional Clean-up Call:          When the current aggregate stated principal
                                 balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                                 Date.

Step-up Coupons:                 For all Offered Certificates the coupon will
                                 increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first Distribution
                                 Date on which the Optional Clean-up Call is exercisable.

Group I Class A Certificates     The Class A-1 Certificates will accrue interest
Pass-Through Rate:               at a variable rate equal to the least of (i)
                                 one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates    The Class A-2A, A-2B and A-2C Certificates will
Pass-Through Rate:               accrue interest at a variable rate equal to the
                                 least of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable),
                                 (ii) the Loan Group II Cap and (iii) the WAC
                                 Cap.

Class M-1 Pass-Through Rate:     The Class M-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-2 Pass-Through Rate:     The Class M-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-3 Pass-Through Rate:     The Class M-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-4 Pass-Through Rate:     The Class M-4 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-5 Pass-Through Rate:     The Class M-5 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-1 Pass-Through Rate:     The Class B-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-2 Pass-Through Rate:     The Class B-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-3 Pass-Through Rate:     The Class B-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                 Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Loan Group I Cap:                For any Distribution Date, the weighted average
                                 of the interest rates for each Group I Mortgage
                                 Loan (in each case, less the applicable Expense
                                 Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment
                                 Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:               For any Distribution Date, the weighted average
                                 of the interest rates for each Group II
                                 Mortgage Loan (in each case, less the
                                 applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related
                                 Interest Accrual Period.

Swap Payment Rate:               For any Distribution Date, a fraction, the
                                 numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap
                                 Provider (other than any Defaulted Swap
                                 Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:               Beginning on the first Distribution Date, and
                                 for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the trust for the benefit of the Offered
                                 Certificates.

                                 For its duration, the Interest Rate Cap pays the trust the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate (on an actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap Payment        Any payments from the Interest Rate Cap shall
Allocation:                      be available to pay any Basis Risk Carry
                                 Forward Amounts due to the Offered Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk Carry Forward
                                 Amounts remaining outstanding.

Group I Class A Basis Risk       As to any Distribution Date, the supplemental
Carry Forward Amount:            interest amount for each of the Group I Class A
                                 Certificates will equal the sum of:

                                 (i)     The excess, if any, of interest that
                                         would otherwise be due on such
                                         Certificates at the Group I Class A
                                         Certificates Pass-Through Rate (without
                                         regard to the Loan Group I Cap or WAC
                                         Cap) over interest due such
                                         Certificates at a rate equal to the
                                         lesser of the Loan Group I Cap or WAC
                                         Cap;
                                 (ii)    Any Group I Class A Basis Risk Carry
                                         Forward Amount remaining unpaid from
                                         prior Distribution Dates; and
                                 (iii)   Interest on the amount in clause (ii)
                                         at the related Group I Class A
                                         Certificates Pass-Through Rate (without
                                         regard to the Loan Group I Cap or WAC
                                         Cap).

Group II Class A Basis Risk      As to any Distribution Date, the supplemental
                                 interest amount for each of the Group II Class
                                 A Certificates will equal the sum of:

                                 (i)     The excess, if any, of interest that
                                         would otherwise be due on such
                                         Certificates at the Group II Class A
                                         Certificates Pass-Through Rate (without
                                         regard to the Loan Group II Cap or WAC
                                         Cap) over interest due such
                                         Certificates at a rate equal to the
                                         lesser of the Loan Group II Cap or WAC
                                         Cap;
                                 (ii) Any Group II Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                                 (iii)   Interest on the amount in clause (ii)
                                         at the related Group II Class A
                                         Certificates Pass-Through Rate (without
                                         regard to the Loan Group II Cap or WAC
                                         Cap).

Class M-1, M-2, M-3,             As to any Distribution Date, the supplemental
M-4, M-5, B-1, B-2 and B-3       interest amount for each of the Class M-1, M-2,
Basis Risk Carry Forward         M-3, M-4, M-5, B-1, B-2, and B-3 Certificates
Amounts:                         will equal the sum of:

                                 (i)     The excess, if any, of interest that
                                         would otherwise be due on such
                                         Certificates at such Certificates'
                                         applicable Pass-Through Rate (without
                                         regard to the WAC Cap) over interest
                                         due such Certificates at a rate equal
                                         to the WAC Cap;
                                 (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
                                 (iii) Interest on the amount in clause (ii) at the Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Distributions on        On each Distribution Date and after payments of
Offered Certificates:            servicing and trustee fees, if any, and other
                                 expenses, including any Net Swap Payments and any Swap Termination Payment owed to the Swap
                                 Provider, other than Defaulted Swap Termination
                                 Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account, interest distributions from any remaining Interest
                                 Remittance Amount will be allocated as follows:

                                 (i) the portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;
                                 (ii) the portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;
                                 (iii)   to the Class M-1 Certificates, its
                                         Accrued Certificate Interest;
                                 (iv)    to the Class M-2 Certificates, its
                                         Accrued Certificate Interest;
                                 (v)     to the Class M-3 Certificates, its
                                         Accrued Certificate Interest;
                                 (vi)    to the Class M-4 Certificates, its
                                         Accrued Certificate Interest;
                                 (vii)   to the Class M-5 Certificates, its
                                         Accrued Certificate Interest;
                                 (viii)  to the Class B-1 Certificates, its
                                         Accrued Certificate Interest;
                                 (ix)    to the Class B-2 Certificates, its
                                         Accrued Certificate Interest; and
                                 (x)     to the Class B-3 Certificates, its
                                         Accrued Certificate Interest.

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refer to important information and qualifications at the end of this material.
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Principal Distributions on       On each Distribution Date (a) prior to the
Offered Certificates:            Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;
                                 (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
                                 (iii)   to the Class M-1 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero;
                                 (iv)    to the Class M-2 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero;
                                 (v)     to the Class M-3 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero;
                                 (vi)    to the Class M-4 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero;
                                 (vii)   to the Class M-5 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero;
                                 (viii)  to the Class B-1 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero;
                                 (ix)    to the Class B-2 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero; and
                                 (x)     to the Class B-3 Certificates, until
                                         the Class Certificate Balance has been
                                         reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;
                                 (ii) to the Class A Certificates, the lesser of the remaining Principal Distribution Amount and the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                                 (iii)   to the Class M-1 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-1
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero;
                                 (iv)    to the Class M-2 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-2
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero;
                                 (v)     to the Class M-3 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-3
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero;
                                 (vi)    to the Class M-4 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-4
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero;
                                 (vii)   to the Class M-5 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-5
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero;
                                 (viii)  to the Class B-1 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-1
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero;
                                 (ix)    to the Class B-2 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-2
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero; and
                                 (x)     to the Class B-3 Certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-3
                                         Principal Distribution Amount, until
                                         the Class Certificate Balance thereof
                                         has been reduced to zero.

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refer to important information and qualifications at the end of this material.
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                                     Page 8
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Class A Principal Allocation:    Except as described below, the Group II Class A
                                 Certificates will receive principal
                                 sequentially: the Class A-2B Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2A Certificates has been reduced to zero, and the Class A-2C Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2B Certificates has been reduced to zero.

                                 All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                 However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2A, Class A-2B and Class A-2C Certificates.

Swap Payment Allocation:         For a given Class of Certificates outstanding,
                                 a pro rata share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding Class Certificate Balance of that Class.

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                                     Page 9
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Swap Payment Priority:           All payments due under the interest rate swap
                                 agreement and any Swap Termination Payment pursuant to the swap agreement, including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a Replacement Swap Provider Payment), will be deposited into the Swap Account, and allocated in the following order of priority:

                                 (i) to pay any Net Swap Payment owed to the Swap Provider pursuant to the interest rate swap agreement;
                                 (ii) to pay any Swap Termination Payment to the Swap Provider, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;
                                 (iii) to the Class A-1, A-2A, A-2B and A-2C Certificates, Accrued Certificate
                                         Interest and unpaid interest shortfall
                                         amounts, on a pro rata basis, to the
                                         extent not yet paid;
                                 (iv) to the Class M-1, M-2, M-3, M-4, M-5, B-1, B-2 and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                                 (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                                 (vi) concurrently, to the Class A-1, A-2A, A-2B and A-2C Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                                 (vii)   sequentially, to the Class M-1, M-2,
                                         M-3, M-4, M-5, B-1, B-2 and B-3
                                         Certificates, any Basis Risk Carry
                                         Forward Amount for such Class up to the
                                         respective Swap Payment Allocation, to
                                         the extent not yet paid;
                                 (viii)  concurrently, to the Offered
                                         Certificates, any unpaid Basis Risk
                                         Carry Forward Amount, pro rata based on
                                         need;
                                 (ix)    sequentially, to the Class M-1, M-2,
                                         M-3, M-4, M-5, B-1, B-2 and B-3
                                         Certificates, the allocated
                                         unreimbursed realized loss amount, to
                                         the extent not yet paid;
                                 (x) to pay any Defaulted Swap Termination Payment to the Swap Provider for that distribution date; and
                                 (xi) all remaining amounts to the holder of the Class X Certificates.

                                 In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the Securities Administrator will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, the Master Servicer, the Securities Administrator, any Responsible Party, the Trustee, the custodian or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                                 Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Securities Administrator will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

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refer to important information and qualifications at the end of this material.
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                                     Page 10
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Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cashflow:                 Excess Cashflow shall be paid as follows:

                                 (i)     to the Class M-1 Certificates, the
                                         unpaid interest shortfall amount;
                                 (ii)    to the Class M-1 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (iii)   to the Class M-2 Certificates, the
                                         unpaid interest shortfall amount;
                                 (iv)    to the Class M-2 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (v)     to the Class M-3 Certificates, the
                                         unpaid interest shortfall amount;
                                 (vi)    to the Class M-3 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (vii)   to the Class M-4 Certificates, the
                                         unpaid interest shortfall amount;
                                 (viii)  to the Class M-4 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (ix)    to the Class M-5 Certificates, the
                                         unpaid interest shortfall amount;
                                 (x)     to the Class M-5 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (xi)    to the Class B-1 Certificates, the
                                         unpaid interest shortfall amount;
                                 (xii)   to the Class B-1 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (xiii)  to the Class B-2 Certificates, the
                                         unpaid interest shortfall amount;
                                 (xiv)   to the Class B-2 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (xv)    to the Class B-3 Certificates, the
                                         unpaid interest shortfall amount;
                                 (xvi)   to the Class B-3 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;
                                 (xvii) concurrently, any Group I Class A Basis Risk Carry Forward Amount to the Group I Class A Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and
                                 (xviii) sequentially, to Classes M-1, M-2, M-3,
                                         M-4, M-5, B-1, B-2 and B-3
                                         Certificates, in such order, any Basis
                                         Risk Carry Forward Amount for such
                                         classes.

Interest Remittance Amount:      For any Distribution Date, the portion of
                                 available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:    For any Distribution Date and each class of
                                 Certificates, equals the amount of interest accrued during the related interest accrual period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:   On any Distribution Date, the sum of (i) the
                                 Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution     On any Distribution Date, the excess of (i) the
                                 aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:     For any Distribution Date is the amount of
                                 funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution     For any Distribution Date, the lesser of (i)
Amount:                          the excess of (x) interest collected or
                                 advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and master servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:      For any Distribution Date, means the excess, if
                                 any of (i) the overcollateralization over (ii) the required overcollateralization for such
                                 Distribution Date.

Class A Principal Allocation     For any Distribution Date, the percentage
Percentage:                      equivalent of a fraction, determined as
                                 follows: (i) in the case of the Group I Class A
                                 Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I
                                 Mortgage Loans and the denominator of which is
                                 (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

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Class A Principal Distribution   For any Distribution Date, an amount equal to
Amount: the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 21.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

Class M-1 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 24.80% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

Class M-2 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 42.20% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

Class M-3 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 45.30% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

Class M-4 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.00% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

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refer to important information and qualifications at the end of this material.
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                                     Page 12
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Class M-5 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.70% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

Class B-1 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class B-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.80% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

Class B-2 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.50% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-3 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.40% and
                                 (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,803,994.

Allocation of Losses:            If on any Distribution Date, after giving
                                 effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class
                                 Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate
                                 Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss
                                 Amount." In the event Applied Realized Loss
                                 Amounts are allocated to any class of
                                 certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution
                                 Date or any future Distribution Dates, even if funds are otherwise available for distribution.
                                 Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent
                                 Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                                 Amounts will be increased, in order of
                                 seniority, by the amount of the Subsequent
                                 Recoveries (but not in excess of the Unpaid
                                 Realized Loss Amount for the applicable class of Subordinated Certificates for the related
                                 Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                 Amount for the related Distribution Date.

Trust Tax Status:                Portions of the trust will be treated as
                                 multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                 The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA
                                 Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS Capital I Inc. Trust
                                 2007-HE7 transaction.

SMMEA Eligibility:               The Offered Certificates will not be SMMEA
                                 eligible.

Registration Statement and       This term sheet does not contain all
Prospectus:                      information that is required to be included in
                                 a registration statement, or in a base
                                 prospectus and prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                 The Depositor has filed a registration
                                 statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                 The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/1030442/
                                 000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                                 PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS
                                 CAPITAL I INC. TRUST 2007-HE7 TRANSACTION
                                 REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                                 SHOULD BE CONSIDERED IN CONNECTION WITH AN
                                 INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:         Information concerning the sponsor's prior
                                 residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com
                                 /institutional/ abs_spi/ Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    3.50          2.91         2.31          1.31          1.02          0.83          0.68
        First Payment Date        10/25/2007    10/25/2007   10/25/2007    10/25/2007    10/25/2007    10/25/2007    10/25/2007
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     9/25/2010     1/25/2010     8/25/2009     4/25/2009
        Window                      1 - 182      1 - 153       1 - 121       1 - 36        1 - 28        1 - 23        1 - 19
-------------------------------------------------------------------------------------------------------------------------------
 A-2A   WAL (yrs)                    1.64          1.37         1.09          0.80          0.63          0.52          0.43
        First Payment Date        10/25/2007    10/25/2007   10/25/2007    10/25/2007    10/25/2007    10/25/2007    10/25/2007
        Expected Final Maturity    3/25/2011    8/25/2010     1/25/2010     5/25/2009     1/25/2009    10/25/2008     8/25/2008
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2B   WAL (yrs)                    4.24          3.51         2.77          2.00          1.56          1.26          1.04
        First Payment Date         3/25/2011    8/25/2010     1/25/2010     5/25/2009     1/25/2009    10/25/2008     8/25/2008
        Expected Final Maturity    5/25/2013    5/25/2012     5/25/2011     1/25/2010     7/25/2009     3/25/2009    12/25/2008
        Window                      42 - 68      35 - 56       28 - 44       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2C   WAL (yrs)                    10.82         9.04         7.15          2.88          2.09          1.68          1.39
        First Payment Date         5/25/2013    5/25/2012     5/25/2011     1/25/2010     7/25/2009     3/25/2009    12/25/2008
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     1/25/2010     8/25/2009     4/25/2009
        Window                     68 - 182      56 - 153     44 - 121       28 - 89       22 - 28       18 - 23       15 - 19
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.97          8.32         6.59          7.41          5.27          2.47          1.58
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     2/25/2015     1/25/2010     8/25/2009     4/25/2009
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     4/25/2009
        Window                     57 - 182      47 - 153     37 - 121       89 - 89       28 - 69       23 - 55       19 - 19
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.97          8.32         6.59          6.23          4.90          4.10          3.40
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     3/25/2012     4/25/2011    10/25/2010     4/25/2009
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     6/25/2011
        Window                     57 - 182      47 - 153     37 - 121       54 - 89       43 - 69       37 - 55       19 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.97          8.32         6.59          5.40          4.21          3.47          2.87
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     1/25/2012     2/25/2011     8/25/2010     2/25/2010
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     6/25/2011
        Window                     57 - 182      47 - 153     37 - 121       52 - 89       41 - 69       35 - 55       29 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.97          8.32         6.59          5.21          4.05          3.30          2.72
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     6/25/2011     8/25/2010     3/25/2010    10/25/2009
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     6/25/2011
        Window                     57 - 182      47 - 153     37 - 121       45 - 89       35 - 69       30 - 55       25 - 45
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.97          8.32         6.59          5.08          3.94          3.19          2.63
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     4/25/2011     7/25/2010     1/25/2010     9/25/2009
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     6/25/2011
        Window                     57 - 182      47 - 153     37 - 121       43 - 89       34 - 69       28 - 55       24 - 45
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.97          8.32         6.59          5.04          3.91          3.16          2.60
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     3/25/2011     6/25/2010     1/25/2010     8/25/2009
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     6/25/2011
        Window                     57 - 182      47 - 153     37 - 121       42 - 89       33 - 69       28 - 55       23 - 45
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.97          8.32         6.59          5.01          3.88          3.13          2.58
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     2/25/2011     5/25/2010    12/25/2009     7/25/2009
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     6/25/2011
        Window                     57 - 182      47 - 153     37 - 121       41 - 89       32 - 69       27 - 55       22 - 45
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.97          8.32         6.59          4.98          3.86          3.11          2.56
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     1/25/2011     4/25/2010    11/25/2009     7/25/2009
        Expected Final Maturity   11/25/2022    6/25/2020    10/25/2017     2/25/2015     6/25/2013     4/25/2012     6/25/2011
        Window                     57 - 182      47 - 153     37 - 121       40 - 89       31 - 69       26 - 55       22 - 45
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    3.64          3.04         2.42          1.31          1.02          0.83          0.68
        First Payment Date        10/25/2007    10/25/2007   10/25/2007    10/25/2007    10/25/2007    10/25/2007    10/25/2007
        Expected Final Maturity    2/25/2036    2/25/2033    12/25/2028     9/25/2010     1/25/2010     8/25/2009     4/25/2009
        Window                      1 - 341      1 - 305       1 - 255       1 - 36        1 - 28        1 - 23        1 - 19
-------------------------------------------------------------------------------------------------------------------------------
 A-2A   WAL (yrs)                    1.64          1.37         1.09          0.80          0.63          0.52          0.43
        First Payment Date        10/25/2007    10/25/2007   10/25/2007    10/25/2007    10/25/2007    10/25/2007    10/25/2007
        Expected Final Maturity    3/25/2011    8/25/2010     1/25/2010     5/25/2009     1/25/2009    10/25/2008     8/25/2008
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2B   WAL (yrs)                    4.24          3.51         2.77          2.00          1.56          1.26          1.04
        First Payment Date         3/25/2011    8/25/2010     1/25/2010     5/25/2009     1/25/2009    10/25/2008     8/25/2008
        Expected Final Maturity    5/25/2013    5/25/2012     5/25/2011     1/25/2010     7/25/2009     3/25/2009    12/25/2008
        Window                      42 - 68      35 - 56       28 - 44       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2C   WAL (yrs)                    12.42        10.53         8.43          3.25          2.09          1.68          1.39
        First Payment Date         5/25/2013    5/25/2012     5/25/2011     1/25/2010     7/25/2009     3/25/2009    12/25/2008
        Expected Final Maturity   12/25/2036    3/25/2034    12/25/2029     6/25/2024     1/25/2010     8/25/2009     4/25/2009
        Window                     68 - 351      56 - 318     44 - 267      28 - 201       22 - 28       18 - 23       15 - 19
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.99         9.25         7.37          11.13         8.45          3.56          1.58
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     5/25/2016     1/25/2010     8/25/2009     4/25/2009
        Expected Final Maturity    3/25/2036    5/25/2033     1/25/2029    10/25/2023    10/25/2020     4/25/2018     4/25/2009
        Window                     57 - 342      47 - 308     37 - 256      104 - 193     28 - 157      23 - 127       19 - 19
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.99         9.24         7.37          6.86          5.43          4.80          4.14
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     3/25/2012     4/25/2011    10/25/2010     4/25/2009
        Expected Final Maturity    2/25/2036    3/25/2033    12/25/2028     8/25/2023     2/25/2020     9/25/2017     5/25/2016
        Window                     57 - 341      47 - 306     37 - 255      54 - 191      43 - 149      37 - 120      19 - 104
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.98         9.23         7.36          5.97          4.65          3.83          3.17
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     1/25/2012     2/25/2011     8/25/2010     2/25/2010
        Expected Final Maturity    3/25/2035    2/25/2032    11/25/2027    10/25/2022     6/25/2019     2/25/2017     6/25/2015
        Window                     57 - 330      47 - 293     37 - 242      52 - 181      41 - 141      35 - 113       29 - 93
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.96         9.22         7.34          5.77          4.49          3.66          3.01
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     6/25/2011     8/25/2010     3/25/2010    10/25/2009
        Expected Final Maturity    1/25/2035    12/25/2031    9/25/2027     8/25/2022     4/25/2019     1/25/2017     5/25/2015
        Window                     57 - 328      47 - 291     37 - 240      45 - 179      35 - 139      30 - 112       25 - 92
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.95         9.20         7.33          5.63          4.37          3.54          2.91
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     4/25/2011     7/25/2010     1/25/2010     9/25/2009
        Expected Final Maturity    1/25/2034    10/25/2030    8/25/2026    10/25/2021     9/25/2018     7/25/2016    12/25/2014
        Window                     57 - 316      47 - 277     37 - 227      43 - 169      34 - 132      28 - 106       24 - 87
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.93         9.18         7.31          5.58          4.33          3.50          2.87
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     3/25/2011     6/25/2010     1/25/2010     8/25/2009
        Expected Final Maturity    7/25/2033    4/25/2030     3/25/2026     6/25/2021     5/25/2018     4/25/2016     9/25/2014
        Window                     57 - 310      47 - 271     37 - 222      42 - 165      33 - 128      28 - 103       23 - 84
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.92         9.17         7.30          5.53          4.29          3.46          2.85
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     2/25/2011     5/25/2010    12/25/2009     7/25/2009
        Expected Final Maturity    1/25/2033    10/25/2029    9/25/2025     1/25/2021     2/25/2018     1/25/2016     7/25/2014
        Window                     57 - 304      47 - 265     37 - 216      41 - 160      32 - 125      27 - 100       22 - 82
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.89         9.14         7.27          5.49          4.25          3.43          2.82
        First Payment Date         6/25/2012    8/25/2011    10/25/2010     1/25/2011     4/25/2010    11/25/2009     7/25/2009
        Expected Final Maturity    5/25/2032    2/25/2029     2/25/2025     8/25/2020     9/25/2017     9/25/2015     4/25/2014
        Window                     57 - 296      47 - 257     37 - 209      40 - 155      31 - 120       26 - 96       22 - 79
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           2.30            1.58            1.13
         First Payment Date               10/25/2007      10/25/2007      10/25/2007
         Expected Final Maturity          10/25/2017       8/25/2015       5/25/2010
         Window                             1 - 121         1 - 95          1 - 32
------------------------------------------------------------------------------------
  A-2A   WAL (yrs)                           1.05            0.82            0.67
         First Payment Date               10/25/2007      10/25/2007      10/25/2007
         Expected Final Maturity          12/25/2009       6/25/2009       2/25/2009
         Window                             1 - 27          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2B   WAL (yrs)                           2.71            2.11            1.71
         First Payment Date               12/25/2009       6/25/2009       2/25/2009
         Expected Final Maturity           3/25/2011       3/25/2010       9/25/2009
         Window                             27 - 42         21 - 30         17 - 24
------------------------------------------------------------------------------------
  A-2C   WAL (yrs)                           6.96            4.11            2.31
         First Payment Date                3/25/2011       3/25/2010       9/25/2009
         Expected Final Maturity          10/25/2017       8/25/2015       5/25/2010
         Window                            42 - 121         30 - 95         24 - 32
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.57            7.02            4.12
         First Payment Date               10/25/2010      12/25/2013       5/25/2010
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         75 - 95         32 - 77
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.57            5.88            5.69
         First Payment Date               10/25/2010      11/25/2011      12/25/2011
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         50 - 95         51 - 77
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.57            5.48            4.82
         First Payment Date               10/25/2010       9/25/2011       9/25/2011
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         48 - 95         48 - 77
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.57            5.38            4.61
         First Payment Date               10/25/2010       4/25/2011       2/25/2011
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         43 - 95         41 - 77
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.57            5.31            4.46
         First Payment Date               10/25/2010       3/25/2011      12/25/2010
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         42 - 95         39 - 77
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.57            5.28            4.42
         First Payment Date               10/25/2010       2/25/2011      11/25/2010
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         41 - 95         38 - 77
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.57            5.26            4.38
         First Payment Date               10/25/2010       1/25/2011      10/25/2010
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         40 - 95         37 - 77
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.57            5.25            4.35
         First Payment Date               10/25/2010      12/25/2010       9/25/2010
         Expected Final Maturity          10/25/2017       8/25/2015       2/25/2014
         Window                            37 - 121         39 - 95         36 - 77
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           2.43            1.69            1.13
         First Payment Date               10/25/2007      10/25/2007      10/25/2007
         Expected Final Maturity           7/25/2029       3/25/2025       5/25/2010
         Window                             1 - 262         1 - 210         1 - 32
------------------------------------------------------------------------------------
  A-2A   WAL (yrs)                           1.05            0.82            0.67
         First Payment Date               10/25/2007      10/25/2007      10/25/2007
         Expected Final Maturity          12/25/2009       6/25/2009       2/25/2009
         Window                             1 - 27          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2B   WAL (yrs)                           2.71            2.11            1.71
         First Payment Date               12/25/2009       6/25/2009       2/25/2009
         Expected Final Maturity           3/25/2011       3/25/2010       9/25/2009
         Window                             27 - 42         21 - 30         17 - 24
------------------------------------------------------------------------------------
  A-2C   WAL (yrs)                           7.95            4.90            2.31
         First Payment Date                3/25/2011       3/25/2010       9/25/2009
         Expected Final Maturity          11/25/2029       6/25/2025       5/25/2010
         Window                            42 - 266        30 - 213         24 - 32
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.35            7.64            6.43
         First Payment Date               10/25/2010      12/25/2013       5/25/2010
         Expected Final Maturity          12/25/2028       9/25/2024       3/25/2022
         Window                            37 - 255        75 - 204        32 - 174
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.34            6.50            6.51
         First Payment Date               10/25/2010      11/25/2011      12/25/2011
         Expected Final Maturity          11/25/2028       7/25/2024       6/25/2021
         Window                            37 - 254        50 - 202        51 - 165
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.33            6.09            5.32
         First Payment Date               10/25/2010       9/25/2011       9/25/2011
         Expected Final Maturity          10/25/2027       9/25/2023      10/25/2020
         Window                            37 - 241        48 - 192        48 - 157
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.32            5.97            5.09
         First Payment Date               10/25/2010       4/25/2011       2/25/2011
         Expected Final Maturity           8/25/2027       7/25/2023       8/25/2020
         Window                            37 - 239        43 - 190        41 - 155
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.30            5.89            4.94
         First Payment Date               10/25/2010       3/25/2011      12/25/2010
         Expected Final Maturity           7/25/2026       9/25/2022      12/25/2019
         Window                            37 - 226        42 - 180        39 - 147
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.29            5.85            4.88
         First Payment Date               10/25/2010       2/25/2011      11/25/2010
         Expected Final Maturity           2/25/2026       4/25/2022       8/25/2019
         Window                            37 - 221        41 - 175        38 - 143
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.27            5.82            4.84
         First Payment Date               10/25/2010       1/25/2011      10/25/2010
         Expected Final Maturity           8/25/2025      12/25/2021       4/25/2019
         Window                            37 - 215        40 - 171        37 - 139
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           7.25            5.78            4.79
         First Payment Date               10/25/2010      12/25/2010       9/25/2010
         Expected Final Maturity           1/25/2025       6/25/2021      11/25/2018
         Window                            37 - 208        39 - 165        36 - 134
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

          Period   A-1 Cap(%)   A-2A Cap(%)   A-2B Cap(%)   A-2C Cap(%)
          ------   ----------   -----------   -----------   -----------
                   Actual/360    Actual/360    Actual/360    Actual/360

            0           -             -             -             -
            1         21.05         21.00         21.10         21.25
            2         21.05         21.00         21.10         21.25
            3         21.05         21.00         21.10         21.25
            4         21.05         21.00         21.10         21.25
            5         21.05         21.00         21.10         21.25
            6         21.05         21.00         21.10         21.25
            7         21.05         21.00         21.10         21.25
            8         21.05         21.00         21.10         21.25
            9         21.05         21.00         21.10         21.25
            10        21.05         21.00         21.10         21.25
            11        21.05         21.00         21.10         21.25
            12        21.05         21.00         21.10         21.25
            13        21.05         21.00         21.10         21.25
            14        21.05         21.00         21.10         21.25
            15        21.05         21.00         21.10         21.25
            16        21.05         21.00         21.10         21.25
            17        21.05         21.00         21.10         21.25
            18        21.05         21.00         21.10         21.25
            19        21.05         21.00         21.10         21.25
            20        21.05         21.00         21.10         21.25
            21        21.05           -           21.10         21.25
            22        21.05           -           21.10         21.25
            23        21.05           -           21.10         21.25
            24        21.05           -           21.10         21.25
            25        21.05           -           21.10         21.25
            26        21.05           -           21.10         21.25
            27        21.05           -           21.10         21.25
            28        21.05           -           21.10         21.25
            29        21.05           -             -           21.25
            30        21.05           -             -           21.25
            31        21.05           -             -           21.25
            32        21.05           -             -           21.25
            33        21.05           -             -           21.25
            34        21.05           -             -           21.25
            35        21.05           -             -           21.25
            36        21.05           -             -           21.25
            37          -             -             -           21.25
            38          -             -             -           21.25
            39          -             -             -           21.25
            40          -             -             -           21.25
            41          -             -             -           21.25
            42          -             -             -           21.25
            43          -             -             -           21.25
            44          -             -             -           21.25
            45          -             -             -           21.25

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

          Period   A-1 Cap(%)   A-2A Cap(%)   A-2B Cap(%)   A-2C Cap(%)
          ------   ----------   -----------   -----------   -----------
                   Actual/360    Actual/360    Actual/360    Actual/360

            46          -             -             -           21.25
            47          -             -             -           21.25
            48          -             -             -           21.25
            49          -             -             -           21.25
            50          -             -             -           21.25
            51          -             -             -           21.25
            52          -             -             -           21.25
            53          -             -             -           21.25
            54          -             -             -           21.25
            55          -             -             -           21.25
            56          -             -             -           21.25
            57          -             -             -           21.25
            58          -             -             -           21.25
            59          -             -             -           21.25
            60          -             -             -           21.25
            61          -             -             -           21.25
            62          -             -             -           21.25
            63          -             -             -           21.25
            64          -             -             -           21.25
            65          -             -             -           21.25
            66          -             -             -           21.25
            67          -             -             -           21.25
            68          -             -             -           21.25
            69          -             -             -           21.25
            70          -             -             -           21.25
            71          -             -             -           21.25
            72          -             -             -           21.25
            73          -             -             -           21.25
            74          -             -             -           21.25
            75          -             -             -           21.25
            76          -             -             -           21.25
            77          -             -             -           21.25
            78          -             -             -           21.25
            79          -             -             -           21.25
            80          -             -             -           21.25
            81          -             -             -           21.25
            82          -             -             -           21.25
            83          -             -             -           21.25
            84          -             -             -           21.25
            85          -             -             -           21.25
            86          -             -             -           21.25
            87          -             -             -           21.25
            88          -             -             -           21.25
            89          -             -             -           21.25
            90          -             -             -           22.50
            91          -             -             -           22.50

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

          Period   A-1 Cap(%)   A-2A Cap(%)   A-2B Cap(%)   A-2C Cap(%)
          ------   ----------   -----------   -----------   -----------
                   Actual/360    Actual/360    Actual/360    Actual/360

            92          -             -             -           22.50
            93          -             -             -           22.50
            94          -             -             -           22.50
            95          -             -             -           22.50
            96          -             -             -           22.50
            97          -             -             -           22.50
            98          -             -             -           22.50
            99          -             -             -           22.50
           100          -             -             -           22.50
           101          -             -             -           22.50
           102          -             -             -           22.50
           103          -             -             -           22.50
           104          -             -             -           22.50
           105          -             -             -           22.50
           106          -             -             -           22.50
           107          -             -             -           22.50
           108          -             -             -           22.50
           109          -             -             -           22.50
           110          -             -             -           22.50
           111          -             -             -           22.50
           112          -             -             -           22.50
           113          -             -             -           22.50
           114          -             -             -           22.50
           115          -             -             -           22.50
           116          -             -             -           22.50
           117          -             -             -           22.50
           118          -             -             -           22.50
           119          -             -             -           22.50
           120          -             -             -           22.50
           121          -             -             -           22.50
           122          -             -             -           22.50
           123          -             -             -           22.50
           124          -             -             -           22.50
           125          -             -             -           22.50
           126          -             -             -           22.50
           127          -             -             -           22.50
           128          -             -             -           22.50
           129          -             -             -           22.50
           130          -             -             -           22.50
           131          -             -             -           22.50
           132          -             -             -           22.50
           133          -             -             -           22.50
           134          -             -             -           22.50
           135          -             -             -           22.50
           136          -             -             -           22.50
           137          -             -             -           22.50

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

          Period   A-1 Cap(%)   A-2A Cap(%)   A-2B Cap(%)   A-2C Cap(%)
          ------   ----------   -----------   -----------   -----------
                   Actual/360    Actual/360    Actual/360    Actual/360

           138          -             -             -           22.50
           139          -             -             -           22.50
           140          -             -             -           22.50
           141          -             -             -           22.50
           142          -             -             -           22.50
           143          -             -             -           22.50
           144          -             -             -           22.50
           145          -             -             -           22.50
           146          -             -             -           22.50
           147          -             -             -           22.50
           148          -             -             -           22.50
           149          -             -             -           22.50
           150          -             -             -           22.50
           151          -             -             -           22.50
           152          -             -             -           22.50
           153          -             -             -           22.50
           154          -             -             -           22.50
           155          -             -             -           22.50
           156          -             -             -           22.50
           157          -             -             -           22.50
           158          -             -             -           22.50
           159          -             -             -           22.50
           160          -             -             -           22.50
           161          -             -             -           22.50
           162          -             -             -           22.50
           163          -             -             -           22.50
           164          -             -             -           22.50
           165          -             -             -           22.50
           166          -             -             -           22.50
           167          -             -             -           22.50
           168          -             -             -           22.50
           169          -             -             -           22.50
           170          -             -             -           22.50
           171          -             -             -           22.50
           172          -             -             -           22.50
           173          -             -             -           22.50
           174          -             -             -           22.50
           175          -             -             -           22.50
           176          -             -             -           22.50
           177          -             -             -           22.50
           178          -             -             -           22.50
           179          -             -             -           22.50
           180          -             -             -           22.50
           181          -             -             -           22.50
           182          -             -             -           22.50
           183          -             -             -           22.50

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

          Period   A-1 Cap(%)   A-2A Cap(%)   A-2B Cap(%)   A-2C Cap(%)
          ------   ----------   -----------   -----------   -----------
                   Actual/360    Actual/360    Actual/360    Actual/360

           184          -             -             -           22.50
           185          -             -             -           22.50
           186          -             -             -           22.50
           187          -             -             -           22.50
           188          -             -             -           22.50
           189          -             -             -           22.50
           190          -             -             -           22.50
           191          -             -             -           22.50
           192          -             -             -           22.50
           193          -             -             -           22.50
           194          -             -             -           22.50
           195          -             -             -           22.50
           196          -             -             -           22.50
           197          -             -             -           22.50
           198          -             -             -           22.50
           199          -             -             -           22.50
           200          -             -             -           22.50
           201          -             -             -           22.50
           202          -             -             -           22.50
           203          -             -             -             -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  0           -            -            -            -            -            -            -            -
  1         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
  2         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
  3         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
  4         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
  5         22.00        22.00        22.00        22.00        22.00        22.25        20.67        20.16
  6         22.00        22.00        22.00        22.00        22.00        22.25        23.97        24.53
  7         22.00        22.00        22.00        21.04        19.85        19.85        19.85        19.85
  8         22.00        22.00        22.00        22.98        19.96        19.96        19.96        19.96
  9         22.00        22.00        19.87        19.56        19.56        19.56        19.56        19.56
 10         22.00        22.00        24.24        20.47        19.67        19.67        19.67        19.67
 11         22.00        21.17        19.27        19.27        19.27        19.27        19.27        19.27
 12         21.53        21.91        22.79        24.69        27.08        27.80        27.80        27.80
 13         22.02        22.34        23.07        24.64        26.62        27.38        27.38        27.38
 14         22.47        22.63        23.00        23.80        24.81        25.44        25.44        25.44
 15         22.00        22.00        22.01        22.01        22.01        22.26        22.26        22.26
 16         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 17         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 18         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 19         20.77        20.77        20.77        20.77        20.77        20.91        20.91        20.91
 20         21.13        21.13        21.13        21.13        21.13        21.31        21.31        21.31
 21         20.60        20.60        20.60        20.60        20.60        20.75        20.75        20.75
 22         20.99        20.99        20.99        20.99        20.99        21.16        21.16        21.16
 23         19.81        19.81        19.81        19.81        19.81        19.94        19.94        19.94
 24         17.76        17.76        17.76        17.76        17.76        17.84        17.84        17.84
 25         18.53        18.53        18.53        18.53        18.53        18.63        18.63        18.63
 26         18.08        18.08        18.08        18.08        18.08        18.17        18.17        18.17
 27         18.66        18.66        18.66        18.66        18.66        18.78        18.78        18.78
 28         18.30        18.30        18.30        18.30        18.30        18.41        18.41        18.41
 29         21.00        17.96        17.96        17.96        17.96        18.06        18.06        18.06
 30         50.24        17.08        17.08        17.08        17.08        17.14        17.14        17.14
 31         25.23        19.07        16.14        16.14        16.14        16.20        16.20        16.20
 32         22.00        21.91        16.08        16.08        16.08        16.13        16.13        16.13
 33         22.00        22.03        15.56        15.56        15.56        15.61        15.61        15.61
 34         22.00        24.16        15.67        15.67        15.67        15.71        15.71        15.71
 35         22.00        24.63        15.25        15.25        15.25        15.28        15.28        15.28
 36         22.00        26.90        15.23        15.23        15.23        15.25        15.25        15.25
 37         22.00        57.78       106.07       106.07        97.71        23.48        23.48        23.48
 38         22.00        22.00        22.00        22.00        30.24       107.38       107.38       107.38
 39         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 40         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 41         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 42         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 43         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 44         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 45         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 46         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
 47         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 48         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 49         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 50         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 51         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 52         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 53         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 54         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 55         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 56         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 57         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 58         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 59         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 60         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 61         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 62         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 63         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 64         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 65         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 66         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 67         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 68         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 69         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 70         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 71         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 72         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 73         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 74         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 75         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 76         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 77         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 78         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 79         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 80         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 81         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 82         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 83         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 84         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 85         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 86         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 87         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 88         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 89         22.00        22.00        22.00        22.00        22.00        22.25        22.25        22.25
 90         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 91         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 92         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 93         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 94         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
 95         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 96         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 97         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 98         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 99         23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 100        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 101        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 102        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 103        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 104        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 105        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 106        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 107        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 108        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 109        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 110        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 111        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 112        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 113        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 114        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 115        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 116        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 117        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 118        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 119        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 120        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 121        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 122        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 123        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 124        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 125        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 126        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 127        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 128        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 129        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 130        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 131        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 132        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 133        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 134        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 135        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 136        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 137        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 138        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 139        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 140        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 141        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 142        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
 143        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 144        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 145        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 146        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 147        23.00        23.00        23.00        23.00        23.00        23.38        23.38        23.38
 148        23.00        23.00        23.00        23.00        23.00        23.38        23.38        14.50
 149        23.00        11.87        11.73        11.73        11.73        11.73        11.73        11.73
 150        23.00        15.37        12.53        12.53        12.53        12.53        12.53        12.53
 151        23.00        12.69        11.72        11.72        11.72        11.72        11.72        11.72
 152        23.00        14.64        12.10        12.10        12.10        12.10        12.10        12.10
 153        23.00        13.56        11.71        11.71        11.71        11.71        11.71        11.71
 154        23.00        15.57        12.09        12.09        12.09        12.09        12.09        12.09
 155        23.00        14.48        11.69        11.69        11.69        11.69        11.69        11.69
 156        23.00        14.96        11.69        11.69        11.69        11.69        11.69          -
 157        23.00        17.05        12.07        12.07        12.07        12.07        12.07          -
 158        23.00        15.95        11.67        11.67        11.67        11.67        11.67          -
 159        23.00        18.10        12.05        12.05        12.05        12.05        12.05          -
 160        23.00        17.00        11.66        11.66        11.66        11.66        11.66          -
 161        23.00        17.55        11.65        11.65        11.65        11.65        11.65          -
 162        23.00        23.53        12.89        12.89        12.89        12.89          -            -
 163        23.00        18.69        11.64        11.64        11.64        11.64          -            -
 164        23.00        21.01        12.02        12.02        12.02        12.02          -            -
 165        23.00        19.89        11.63        11.63        11.63        11.63          -            -
 166        23.00        22.28        12.01        12.01        12.01        12.01          -            -
 167        23.00        21.16        11.61        11.61        11.61          -            -            -
 168        23.00        21.82        11.61        11.61        11.61          -            -            -
 169        23.00        24.33        11.99        11.99        11.99          -            -            -
 170        23.00        23.19        11.59        11.59        11.59          -            -            -
 171        23.00        25.79        11.97        11.97          -            -            -            -
 172        23.00        24.64        11.58        11.58          -            -            -            -
 173        23.00        25.42        11.58        11.58          -            -            -            -
 174        23.00        32.62        12.81        12.81          -            -            -            -
 175        23.00        27.29        11.57        11.57          -
 176        23.00        30.14        11.95        11.95          -
 177        23.00        28.97        11.56        11.56          -
 178        23.00        31.91        11.94        11.94          -
 179        23.00        30.73        11.55        11.55          -
 180        23.00        31.65        11.54        11.54          -
 181        23.00        34.76        11.92          -            -
 182        23.00        33.56        11.53          -            -
 183        23.00        38.34          -            -            -
 184        23.00        39.82          -            -            -
 185        23.00        44.70          -            -            -
 186        23.00        61.88          -            -            -
 187        23.00        60.11          -            -            -
 188        23.00        78.07          -            -            -
 189        23.00        94.66          -            -            -
 190        23.00       144.05          -            -            -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap(%)   M-2 Cap(%)   M-3 Cap(%)   M-4 Cap(%)   M-5 Cap(%)   B-1 Cap(%)   B-2 Cap(%)   B-3 Cap(%)
------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
 191        23.00       241.94          -            -            -
 192        23.00          *            -            -            -
 193        23.00          -            -            -            -
 194          -            -            -            -            -


* In period 192, the class M-2 has a beginning balance of approximately $47,542 and is paid approximately $52,661 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 4.600%

---------------------------------------------------------
  Period   Start Accrual    End Accrual   Swap Notional
---------------------------------------------------------
      1         9/28/2007     10/25/2007               --
      2        10/25/2007     11/25/2007               --
      3        11/25/2007     12/25/2007               --
      4        12/25/2007      1/25/2008               --
      5         1/25/2008      2/25/2008               --
      6         2/25/2008      3/25/2008               --
      7         3/25/2008      4/25/2008               --
      8         4/25/2008      5/25/2008               --
      9         5/25/2008      6/25/2008               --
     10         6/25/2008      7/25/2008               --
     11         7/25/2008      8/25/2008               --
     12         8/25/2008      9/25/2008   867,308,148.64
     13         9/25/2008     10/25/2008   830,502,294.36
     14        10/25/2008     11/25/2008   795,337,175.76
     15        11/25/2008     12/25/2008   761,765,403.88
     16        12/25/2008      1/25/2009   728,141,690.40
     17         1/25/2009      2/25/2009   672,128,707.47
     18         2/25/2009      3/25/2009   560,637,034.79
     19         3/25/2009      4/25/2009   534,671,006.49
     20         4/25/2009      5/25/2009   508,294,556.29
     21         5/25/2009      6/25/2009   484,933,203.52
     22         6/25/2009      7/25/2009   463,292,875.55
     23         7/25/2009      8/25/2009   418,399,078.36
     24         8/25/2009      9/25/2009   316,832,315.89
     25         9/25/2009     10/25/2009   301,183,785.11
     26        10/25/2009     11/25/2009   284,810,332.12
     27        11/25/2009     12/25/2009   271,087,677.81
     28        12/25/2009      1/25/2010   258,221,470.57
     29         1/25/2010      2/25/2010   231,643,792.57
     30         2/25/2010      3/25/2010   163,898,996.16
     31         3/25/2010      4/25/2010   148,734,998.26
     32         4/25/2010      5/25/2010   135,934,340.14
     33         5/25/2010      6/25/2010   129,080,621.18
     34         6/25/2010      7/25/2010   123,166,715.82
     35         7/25/2010      8/25/2010   117,035,126.42
     36         8/25/2010      9/25/2010   102,087,663.16
     37         9/25/2010     10/25/2010    90,999,651.70
     38        10/25/2010     11/25/2010    82,877,197.89
     39        11/25/2010     12/25/2010    79,481,788.52
     40        12/25/2010      1/25/2011    76,085,616.56
     41         1/25/2011      2/25/2011    72,554,714.83
     42         2/25/2011      3/25/2011    63,990,949.59
     43         3/25/2011      4/25/2011    57,678,603.53
     44         4/25/2011      5/25/2011    53,024,934.78
     45         5/25/2011      6/25/2011    51,027,781.70
     46         6/25/2011      7/25/2011    49,400,180.03
     47         7/25/2011      8/25/2011    47,825,313.28
     48         8/25/2011      9/25/2011    46,298,146.11
     49         9/25/2011     10/25/2011    44,817,205.72
     50        10/25/2011     11/25/2011    43,381,365.00
     51        11/25/2011     12/25/2011    41,989,355.01
     52        12/25/2011      1/25/2012    40,638,098.99
     53         1/25/2012      2/25/2012    39,328,412.44
     54         2/25/2012      3/25/2012    38,059,477.00
     55         3/25/2012      4/25/2012    36,829,847.11
     56         4/25/2012      5/25/2012               --
---------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Cap Schedule

Cap Strike Rate: 6.750%

-------------------------------------------------------
Period   Start Accrual   End Accrual     Cap Notional
-------------------------------------------------------
   1         9/28/2007    10/25/2007   1,373,503,008.15
   2        10/25/2007    11/25/2007   1,316,365,436.75
   3        11/25/2007    12/25/2007   1,265,146,582.51
   4        12/25/2007     1/25/2008   1,215,313,836.83
   5         1/25/2008     2/25/2008   1,166,748,809.61
   6         2/25/2008     3/25/2008   1,119,549,819.98
   7         3/25/2008     4/25/2008   1,073,811,772.54
   8         4/25/2008     5/25/2008   1,029,806,140.62
   9         5/25/2008     6/25/2008     987,147,517.34
  10         6/25/2008     7/25/2008     945,828,621.32
  11         7/25/2008     8/25/2008     905,913,561.08
  12         8/25/2008     9/25/2008            -
-------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                              TERM SHEET DISCLAIMER

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or
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mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein.
Trading desk materials are not independent of the proprietary interests of
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information in any other communication relating to the securities referred to in
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distribution to market professionals and institutional investor clients only.
Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each
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other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The
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This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

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